Exhibit 10.50

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Second Amendment”), dated as of February 11, 2006, is between Spacehab, Incorporated (“Borrower”) and Citibank Texas, N.A., formerly known as First American Bank, SSB (“Lender”), and is joined in by Astrotech Space Operations, Inc. and Spacehab Government Services, Incorporated for the purpose of ratifying and confirming the provisions hereof.

RECITALS:

A. Borrower and Lender have entered into that certain Loan Agreement dated as of February 11, 2005 as amended by that certain First Amendment to Loan Agreement (the “First Amendment”) dated as of September 30, 2005 (as so amended, the “Agreement”).

B. Pursuant to the Agreement, Astrotech Space Operations, Inc. and Spacehab Government Services, Incorporated (“Pledgor”) each executed Security Agreements (collectively, the “Pledge”) both dated as of February 11, 2005 and ratified by the First Amendment securing the payment and performance of the Obligations.

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

A. Definitions. Capitalized terms used in this Second Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendment

A. Amendment to Annex I – Definitions. Effective as of the date hereof, the definition of “Termination Date” is hereby deleted and restated in its entirety to read as follows:

“Termination Date” means 11:00 A.M. Houston, Texas time February 11, 2007, or such earlier date on which the Commitment terminates as provided in this Agreement.”

B. Amendment to Annex II (Financial Covenants). Effective as of the date hereof, Annex II (Financial Covenants) of the Agreement is hereby deleted and restated in its entirety to read as follows:

“1.	Consolidated Tangible Net Worth.

(a) Subject to paragraph (b) hereunder, the Borrower shall at all times maintain Consolidated Tangible Net Worth in an amount not less than Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Required Amount”).

(b) If on either the date of determination or the date any Advance is to be made hereunder the Consolidated Tangible Net Worth shall be less than the Required Amount, then: (i) the Borrower shall, pursuant to documentation in form and substance reasonably satisfactory to the Lender, within three (3) business days pledge to the Lender cash or deposit accounts (the “Cash Collateral”) in an amount equal to the lesser of (A) the revolving credit Advances at such time outstanding and (B) the difference, as most recently calculated, between Consolidated Tangible Net Worth and the Required Amount; and (ii) the Lender shall not be required to make additional revolving credit Advances to the Borrower unless after giving effect to such additional Advances the Borrower shall be in compliance with the requirements of clause (b)(i) above.

2.	Secured Debt Leverage Ratio.

(c) Subject to paragraph (b) hereunder, the Borrower shall at all times maintain a Secured Debt Leverage Ratio of not greater than .75 to 1.0 (the “Maximum Secured Debt Leverage Ratio”).

(b) If, on any date on which the Borrower is required to deliver a compliance certificate pursuant to Section 7.1(c) hereof, the Secured Debt Leverage Ratio shall be greater than the Maximum Secured Debt Leverage Ratio, then: (i) the Borrower shall, pursuant to documentation in form and substance reasonably satisfactory to the Lender, within three (3) business days pledge to the Lender Cash Collateral in an amount equal to the revolving credit Advances at such time outstanding; and (ii) the Lender shall not be required to make additional revolving credit Advances to the Borrower unless after giving effect to such additional Advances the borrower shall be in compliance with the requirements of clause (b)(i) above.

3.	Fixed Charge Coverage Ratio.

(a) Subject to paragraph (b) hereunder, the Borrower shall at all times maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 (the “Minimum Fixed Charge Coverage Ratio”).

(b) If, on any date on which the Borrower is required to deliver a compliance certificate pursuant to Section 7.1(c) hereof, the Fixed Charge Coverage Ratio shall be less than the Minimum Fixed Charge Coverage Ratio, then: (i) the Borrower shall, pursuant to documentation in form and substance reasonably satisfactory to the Lender, within three (3) business days pledge to the Lender Cash Collateral in an amount equal to the revolving credit Advances at such time outstanding; and (ii) the Lender shall not be required to make additional revolving credit Advances to the Borrower unless after giving effect to such additional Advances the borrower shall be in compliance with the requirements of clause (b)(i) above.

The aggregate Cash Collateral pledged at any time pursuant to the above Financial Covenants need not exceed the amount of the revolving credit Advances outstanding at such time. The amount of Cash Collateral required to be pledged pursuant to any of these Financial Covenants shall be adjusted from time to time to reflect changes in the amount of revolving credit Advances outstanding and in the Consolidated Tangible Net Worth, Secured Debt Leverage Ratio or Fixed Charge Coverage Ratio, respectively. If on any date of determination the amount of Cash Collateral pledged as of such date pursuant to clause (b) of each of the above covenants is greater than the amount required to be so pledged pursuant to such clause (b) above, the Lender shall release such excess amount from the pledge.”

ARTICLE III

Conditions Precedent

A. Conditions. The effectiveness of this Second Amendment is subject to the satisfaction of the following conditions precedent:

1.1 Lender shall have received all of the following, each dated (unless otherwise indicated) the date of the Second Amendment, in form and substance satisfactory to Lender:

(1) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower and each Pledgor as to the existence and good standing of Borrower and each Pledgor, each dated within ten (10) days of the date this Second Amendment is signed.

(2) Additional Information. Lender shall have received such additional documents, instruments and information as Lender or its legal counsel, Winstead Sechrest & Minick P.C., may request.

1.2 The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof (except for such representations and warranties that specifically refer to an earlier date, which shall be true and correct as of such date).

1.3 No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

1.4 All corporate proceedings taken in connection with the transactions contemplated by the Second Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead Sechrest & Minick P.C.

ARTICLE IV

Ratifications, Representations and Warranties

A. Ratifications. The terms and provisions set forth in the Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, and except as expressly modified and superseded by the Second Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms. The terms, provisions, and conditions of any and all of the Loan Documents, including the Security Agreement dated February 11, 2005, are hereby ratified and confirmed in every respect by Borrower and shall continue in full force and effect.

B. Representations and Warranties. Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of the Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof (except for such representations and warranties that specifically refer to an earlier date, which shall be true and correct as of such date), (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

A. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (including any Loan Document furnished in connection with the Second Amendment) shall survive the execution and delivery of the Second Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

B. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

C. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of the Second Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Lender’s legal counsel.

D. Severability. Any provision of the Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of the Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. Applicable Law. The Second Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Houston, Harris County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

F. Successors and Assigns. The Second Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

G. Counterparts. The Second Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

I. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of the Second Amendment.

J. SECTION 26.02 NOTICE. THE SECOND AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE SECOND AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SECOND AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

K. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Executed as of the date first written above, but executed this 24th day of February, 2006.

BORROWER:
SPACEHAB, INCORPORATED, a Washington corporation
By:	/s/ Brian Harrington

Brian Harrington
Senior Vice President and Chief Financial Officer

Address for Notices:
12130 Highway 3, Building 1
Webster, Texas 77598
Fax No.: 713/558-5956
Telephone No.: 713/558-5126
Attention: Brian Harrington

LENDER:
CITIBANK TEXAS, N.A.
By:	/s/ David Martin

David Martin
Senior Vice President
Address for Notices:
2000 W. Sam Houston Pkwy. S., Suite 675
Houston, Texas 77042
Fax No.: (713) 954-2053
Telephone No.: (713) 954-9562
Attention: Dave Martin

Each Pledgor hereby consents and agrees to the Second Amendment and agrees that their respective Security Agreements, as ratified by the First Amendment, shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms.

Each Pledgor hereby represents and warrants to Lender that (i) the execution, delivery and performance of the Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Pledgor and will not violate the articles of incorporation or bylaws of either Pledgor, (ii) the representations and warranties contained in their Pledge are true and correct on and as of the date hereof as though made on and as of the date hereof (except for such representations and warranties that specifically refer to an earlier date, which shall be true and correct as of such date), (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) each Pledgor is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

Executed as of the date first written above, but executed this 24th day of February, 2006.

PLEDGOR:
SPACEHAB GOVERNMENT SERVICES,
INCORPORATED, a Colorado corporation

By:	/s/ Brian Harrington

Brian Harrington
Senior Vice President and Chief
Financial Officer
PLEDGOR:
ASTROTECH SPACE OPERATIONS, INC. a Delaware corporation

By:	/s/ Brian Harrington

Brian Harrington
Senior Vice President and Chief
Financial Officer